SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 13, 2010
Date of Report (Date of earliest event reported)

GUINNESS EXPLORATION, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53375
(Commission File Number)

98-0465540
 (IRS Employer Identification Number)

P.O. Box 1901 - Level 7 Anzac House
181 Willis Street
Wellington, New Zealand 6140
(Address of principal executive offices)

509.252.9157
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 13, 2010, Mr. Nigel Mattison was appointed as a member of the Board of Directors of the Registrant.

Mr. Mattison has a wide background in the governance of national and community based organizations and a record of success in managing start up and existing operations. His breadth of skills includes company directorship, management, accounting and auditing, international sales and marketing, strategic planning, public relations and fund raising.

Mr. Mattison’s employment background includes positions with: Conrad Properties (2005 to 2010); Kuranda Resort and Spa (2003 to 2005); Russley Hotel, Christchurch (1994 – 2000); Pan Pacific Hotels and Resorts, a subsidiary of the Tokyu Corporation, Japan (1998 to 1992); ITT Sheraton (1982 to 1988); Groote Eylandt Mining Company Australia (which is jointly owned by BHP Billiton and Anglo American Corporation) (1975); Lion Nathan Brewing (1970 to 1975); and property development projects, and communications and marketing consulting engagements (1975 to 2003).

Mr. Mattison is a former Board Member of: the New Zealand Tourist Industry Federation (1991 to 1992); the New Zealand Convention Association (1986 to 1989); Tourism Auckland (1989 to 1992 ); New Zealand Football (1998 to 2005); Canterbury Football (1997 to 2000); and the Association of Consumers and Taxpayers New Zealand (1997 to 2001).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUINNESS EXPLORATION, INC.

/s/ Alastair Brown
Alastair Brown,
President and Chief Executive Officer,
Director
Dated:  January 15, 2010